Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Form S-8 No. 333-253890 pertaining to the Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan
2.	Form S-8 No. 333-202538 pertaining to the Blueknight Energy Partners, L.P. Employee Unit Purchase Plan
3.	Form S-8 No. 333-202537 pertaining to the Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan
4.	Form S-8 No. 333-177005 pertaining to the Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan
5.	Form S-8 No. 333-144737 pertaining to the SemGroup Energy Partners G.P., L.L.C. Long-Term Incentive Plan

of our reports dated March 9, 2022, with respect to the consolidated financial statements of Blueknight Energy Partners, L.P. and the effectiveness of internal control over financial reporting of Blueknight Energy Partners, L.P. included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Tulsa, Oklahoma

March 9, 2022